Exhibit 4.4

Notice under Section 11A (2) & (3) of the Electricity Act 1989

The Gas and Electricity Markets Authority (‘the Authority’) hereby gives notice pursuant to Section 11A (2) & (3) of the Electricity Act 1989 (‘the Act’) as follows:

1. The Authority proposes to modify all of the distribution licences that are granted, or treated as granted, pursuant to Section 6(1)(c) of the Act, in three respects detailed below:

a.	by amending standard condition 1, Definitions and Interpretation by introducing four new definitions;
b.	by substituting for standard conditions 4, 4A, 4B, and 4C the following new standard conditions
	i.	Standard condition 4 Use of System Charging Methodology
	ii.	Standard condition 4A Charges for Use of System
	iii.	Standard condition 4B Connection Charging Methodology
	iv.	Standard condition 4C Non-discrimination in the Provision of Use of System and Connection to the System
	v.	Standard condition 4D Requirement to Offer Terms for Use of System and Connection
	vi.	Standard condition 4E Functions of the Authority; and
c.	by making incidental or consequential modifications to distribution standard licence conditions, Special Conditions and Schedules thereto so that any existing references to the provisions of standard licence conditions 4, 4A, 4B or 4C shall be construed as references to the relevant provisions of new standard conditions 4, 4A, 4B, 4C, 4D or 4E.

2. In summary, the reasons for the Authority proposing the modifications are to comply with EC Directive 2003/54/EC concerning common rules for the internal market in electricity and repealing Directive 96/92/EC, and to introduce proposed changes to the structure of charges as outlined in the November initial decision document[1]. Further detail is provided in the April update document[2]. Copies of both documents are available (free of charge) from the Ofgem library, 9 Millbank, London SW1P 3GE (020 7901 7003) or the Ofgem website (www.ofgem.gov.uk).

[1]Structure of electricity distribution charges – initial decision document November 2003 (142/03)

3.    The effect of these proposed modifications will be to implement changes in the charging regime for connection to, and use of, the electricity distribution networks. The revised charging regime will facilitate the predicted increase in distributed generation, provide a robust and predictable long term charging framework for all network operators and users, and enable compliance with the above EC Directive. Further detail on the effect of the modifications is given in the April update document.

4. The proposed licence modifications are annexed to this notice.

5. Any representations or objections to the proposed licence modifications may be made by 29 June 2004 and should be addressed to Mark Cox, 9 Millbank, London SW1P 3GE (020 7901 7458) or mark.cox@ofgem.gov.uk.

Martin Crouch

Director – Distribution, Networks

Authorised on behalf of the Authority	1 June 2004

[2]Structure of electricity distribution charges – update and proposed licence modifications April 2004 (76/04)

Annex

TO NOTICE UNDER SECTION 11A ELECTRICITY ACT

Modification of existing provisions of the distribution licence

Condition 1. Definitions and Interpretation

[The following modifications would have effect in this condition]:

“connection charges”	means charges made or levied, or to be made or levied, by the licensee for the provision of connections or the modification or retention of existing connections to the licensee’s distribution system at entry or exit points, whether or not such charges or any part of them are annualised, and may include, as appropriate, costs relating to any of the matters that are mentioned in paragraph 5 of standard condition 4B (Connection Charging Methodology).

“connection charging methodology”	means the principles on which and the methods by which, for the purposes of achieving the objectives referred to in paragraph 3 of standard condition 4B Connection Charging Methodology), connection charges are determined.

“use of system charges”	means charges made or levied, or to be made or levied, by the licensee for the provision of services as part of the distribution business to any person, as more fully described in standard condition 4 (Use of System Charging Methodology) and 4A (Charges for Use of System), but does not include connection charges.

“use of system charging methodology”	means the principles on which and the methods by which, for the purposes of achieving the objectives referred to in paragraph 3 of standard condition 4 (Use of System Charging Methodology), use of system charges are determined.

Condition 4. Use of System Charging Methodology

1.	The licensee shall, by 1 April 2005:

	(a)	determine and prepare a statement of a use of system charging methodology, approved by the Authority, that achieves the relevant objectives; and

	(b)	comply with the use of system charging methodology at that date and as modified from time to time thereafter in accordance with the provisions of this condition.

2.	The licensee shall, for the purpose of ensuring that the use of system charging methodology continues to achieve the relevant objectives:

	(a)	review the use of system charging methodology at least once in every year; and

	(b)	subject to paragraph 4, make such modifications (if any) of the use of system charging methodology as are necessary for the purpose of better achieving the relevant objectives.

3.	For the purposes of this condition, the relevant objectives are:

	(a)	that compliance with the use of system charging methodology facilitates the discharge by the licensee of the obligations imposed on it under the Act and by this licence;

	(b)	that compliance with the use of system charging methodology facilitates competition in the generation and supply of electricity, and does not restrict, distort, or prevent competition in the transmission or distribution of electricity;

	(c)	that compliance with the use of system charging methodology results in charges which reflect, as far as is reasonably practicable (taking account of implementation costs), the costs incurred by the licensee in its distribution business; and

	(d)	that, so far as is consistent with sub-paragraphs (a), (b) and (c), the use of system charging methodology, as far as is reasonably practicable, properly takes account of developments in the licensee’s distribution business.

4.	Except with the consent of the Authority, before making a modification of the use of system charging methodology the licensee shall:

	(a)	give the Authority a report which sets out:

(i) the terms proposed for the modification,

(ii) how the modification would better achieve the relevant objectives, and

(iii) a timetable for implementing the modification and the date with effect from which the modification (if made) is to take effect, being not earlier than the date on which the period referred to in paragraph 6 will expire; and

	(b)	where the Authority has directed that sub-paragraph (a) should not apply, comply with such other requirements (if any) as the Authority may specify in its direction.

5.	Subject to paragraph 6, where the licensee has complied with the requirements of paragraph 4, it shall, before making the modification:

	(a)	revise the statement (or the most recent revision thereof) issued under paragraph 1(a) of this condition so that the statement sets out the changed use of system charging methodology and specifies the date from which it is to have effect; and

	(b)	give the Authority a copy of the revised statement.

6.	The licensee shall make the modification to the use of system charging methodology unless, within 28 days of receiving the licensee’s report under paragraph 4, the Authority, having particular regard to the relevant objectives, has either:

	(a)	directed the licensee not to make the modification; or

	(b)	notified the licensee that it intends to consult and then within three months of giving that notification has directed the licensee not to make the modification.

7.	The licensee shall give or send a copy of any statement under paragraph 1(a) or report under paragraph 4 to any person who requests it.

8.	The licensee may make a charge for any statement or report given or sent pursuant to paragraph 7 of an amount which does not exceed the amount specified in directions issued by the Authority for the purposes of this condition based on the Authority’s estimate of the licensee’s reasonable costs of providing the document.

9.	Subject to paragraph 10, an approval by the Authority pursuant to paragraph1(a) may be granted subject to such conditions as the Authority considers appropriate, having regard, in particular, to:

	(a)	the need for any further action to be undertaken by the licensee to ensure that the use of system charging methodology would facilitate the achievement of the relevant objectives; and

	(b)	the time by which such action must be completed.

10.	An approval granted under paragraph 9 will only be effective if the Authority has informed the licensee of its intention to impose such conditions in a notice which:

	(a)	sets out the nature and contents of the conditions; and

	(b)	specifies the period (not being less than 28 days from the date of the notice) within which representations with respect to the conditions may be made,

and has considered any representations or objections which have been duly made by the licensee and have not been withdrawn.

11.	The provisions of this condition are wholly without prejudice to:

(a) the application of any charge restriction conditions (within the meaning given in paragraph 3 of special condition A (England and Wales) or paragraph 2 of special condition B (Scotland) of distribution licences as at 1 April 2004); or

	(b)	the application of any charging arrangements condition (within the meaning of standard condition BA1 (Charging Arrangements) of the distribution licence as modified from time to time).

12.	The Authority may (following consultation with the licensee and, where appropriate, with any other authorised electricity operator likely to be materially affected thereby) issue directions relieving the licensee of its obligations under paragraph 1 to such extent as may be specified in the directions.

Condition 4A. Charges for Use of System

1.	The licensee shall prepare a statement, in a form approved by the Authority, which sets out the basis on which charges will be made for use of system (“the charging statement”), which:

	(a)	is in such form and contains such detail as would enable any person to make a reasonable estimate of the charges to which he would become liable in respect of use of system; and

	(b)	from 1 April 2005, is prepared in accordance with the use of system charging methodology.

2.	The statement referred to at paragraph 1 shall include:

	(a)	a schedule of charges for the distribution of electricity under use of system;

	(b)	a schedule of adjustment factors to be made for distribution losses, in the form of additional supplies required to cover those losses;

	(c)	a schedule of the charges (if any) which may be made in respect of accounting and administrative services;

	(d)	a schedule of the charges (if any) which may be made for the provision and installation of any electrical plant at entry or exit points, the provision and installation of which are ancillary to the grant of use of system, and for the maintenance of such electrical plant;

	(e)	information on electricity distribution use of system rebates (if any) given or announced to authorised electricity operators in the 12 months preceding the date of publication or revision of the statement; and

	(f)	up until 31 March 2005, the principles on which and the methods by which charges will be made for use of system.

3.	Without prejudice to paragraph 6, before making any amendment to its use of system charges, the licensee shall give the Authority a revised charging statement which sets out the amended charges and specifies the date from which they are to have effect.

4.	Without prejudice to paragraph 4 of standard condition 4 (Use of System Charging Methodology) and paragraph 6 of this condition, before any modification of the use of system charging methodology comes into effect, the licensee shall give the Authority a revised charging statement which sets out the amended charges and specifies the date from which they are to have effect.

5.	The licensee shall, not less than three months before the date on which it proposes to amend its use of system charges in respect of any agreement for use of system:

	(a)	send to the Authority a notice setting out those proposals, together with an explanation of them (including a statement of any assumptions on which the proposals are based); and

	(b)	send a copy of such notice to any person who has entered into an agreement for use of system in accordance with the provisions of this licence.

6.	Except with the prior consent of the Authority, the licensee shall not amend its use of system charges in respect of any agreement for use of system unless:

	(a)	the licensee has given prior notice of the amendment in accordance with paragraph 5; and

	(b)	the amendment reflects the proposals made in the notice (subject only to revisions consequent on material changes in the matters which were expressed, in the statement under paragraph 5 which accompanied the notice, to be assumptions on which the proposals were based).

7.	The licensee:

	(a)	may periodically review the information set out in and, with the approval of the Authority, change the form of the charging statement; and

	(b)	shall, at least once in every year, make such changes (if any) as are necessary to the charging statement to ensure that the information set out in it continues to be accurate in all material respects.

8.	The licensee shall give or send a copy of any statement (or the most recent revision thereof) prepared in accordance with paragraph 1 to any person who requests it.

9.	The licensee may make a charge for any statement given or sent pursuant to paragraph 8 of an amount which does not exceed the amount specified in directions issued by the Authority for the purposes of this condition based on the Authority’s estimate of the licensee’s reasonable costs of providing the statement.

10.	Unless the Authority determines otherwise, the licensee shall not enter into any use of system arrangement which does not ensure that its use of system charges will comply with the charging statement (or, where applicable, with the revision of that statement which is most recent at that time) at each time at which charges fall to be made under the arrangement.

11.	Nothing in this condition affects the ability of the licensee to charge for use of system in accordance with the charging statement (or the most recent revision thereof) issued in accordance with paragraph 1.

12.	The Authority may (following consultation with the licensee and, where appropriate, with any other authorised electricity operator likely to be materially affected thereby) issue directions relieving the licensee of its obligations under paragraph 1 to such extent as may be specified in the directions.

Condition 4B. Connection Charging Methodology

1.	The licensee shall, by 1 April 2005:

	(a)	determine a connection charging methodology approved by the Authority; and

	(b)	comply with the connection charging methodology at that date and as modified from time to time thereafter in accordance with the provisions of this condition.

2.	The licensee shall, for the purpose of ensuring that the connection charging methodology continues to achieve the relevant objectives:

	(a)	review the connection charging methodology at least once in every year; and

	(b)	subject to paragraph 10, make such modifications (if any) of the connection charging methodology as are necessary for the purpose of better achieving the relevant objectives.

3.	In paragraph 2 and below, the relevant objectives are:

	(a)	that compliance with the connection charging methodology facilitates the discharge by the licensee of the obligations imposed on it under the Act and by this licence;

	(b)	that compliance with the connection charging methodology facilitates competition in the generation and supply of electricity, and does not restrict, distort, or prevent competition in the transmission or distribution of electricity;

	(c)	that compliance with the connection charging methodology results in charges which reflect, as far as is reasonably practicable (taking account of implementation costs), the costs incurred by the licensee in its distribution business; and

	(d)	that, so far as is consistent with sub-paragraphs (a), (b) and (c), the connection charging methodology, as far as is reasonably practicable, properly takes account of developments in the licensee’s distribution business.

4.	Subject to paragraph 6, the licensee shall prepare a statement, in a form approved by the Authority, which:

	(a)	sets out the basis on which charges will be made for the provision of connections to the licensee’s distribution system; and

	(b)	is in such form and contains such detail as are necessary to enable any person to make a reasonable estimate of the charges to which he would become liable in respect of such provision.

5.	The statement referred to at paragraph 4 shall include:

	(a)	a schedule listing those items (including the carrying out of works and the provision and installation of electric lines or electrical plant) of significant cost liable to be required for the purpose of connection (at entry or exit points) to the licensee’s distribution system for which connection charges may be made or levied and including (where practicable) indicative charges for each such item and (in other cases) an explanation of the principles on which and the methods by which such charges will be calculated;

	(b)	the principles on which and the methods by which any charges will be made in respect of extension or reinforcement of the licensee’s distribution system rendered (in the licensee’s discretion) necessary or appropriate by virtue of providing connection to or use of system to any person seeking connection;

	(c)	the principles on which and the methods by which connection charges will be made in circumstances where the electric lines or electrical plant to be installed are (at the licensee’s discretion) of greater size or capacity than that required for use of system by the person seeking connection;

	(d)	(save to the extent that such matters are included in any agreement offered in accordance with standard condition 36B – Requirement to Offer Terms for the Provision of Distributor Metering and Data Services), the principles on which and the methods by which any charges will be made for the provision of special metering or telemetry or data processing equipment by the licensee for the purposes of enabling any person who is party to the Balancing and Settlement Code and/or the Settlement Agreement for Scotland to comply with his obligations thereunder in respect of metering or the performance by the licensee of any service in relation to such metering;

	(e)	the principles on which and the methods by which any charges will be made for disconnection from the licensee’s distribution system and the removal of electrical plant and electric lines following disconnection; and

	(f)	the principles on which and the methods by which any charges (including any capitalised charge) will be made for maintenance, repair, and replacement required of electric lines or electrical plant provided and installed for making a connection to the licensee’s distribution system.

6.	With effect from 1 April 2005, the statement prepared by the licensee in accordance with paragraph 4 shall:

	(a)	comply with the connection charging methodology; and

	(b)	be approved by the Authority, except in the case of the indicative charges included within the statement by virtue of paragraph 5(a), which will be in a form approved by the Authority.

7.	Connection charges for those items referred to at paragraph 5 will be set at a level which will enable the licensee to recover:

	(a)	the appropriate proportion to be determined (having regard to the factors set out at paragraph 8) of the costs directly or indirectly incurred in carrying out any works, the extension or reinforcement of the licensee’s distribution system, or the provision and installation, maintenance, repair, and replacement, or (as the case may be) removal following disconnection, of any electric lines or electrical plant; and

	(b)	a reasonable rate of return on the capital represented by such costs.

8.	For the purpose of determining an appropriate proportion of the costs directly or indirectly incurred in carrying out works under an agreement for providing a connection, or a modification or retention of an existing connection, the licensee shall have regard to:

	(a)	the benefit (if any) to be obtained or likely in the future to be obtained by the licensee or any other person as a result of the carrying out of such works by reason of extension of the licensee’s distribution system or the provision of additional entry or exit points on such system or otherwise;

	(b)	the ability or likely future ability of the licensee to recoup a proportion of such costs from third parties; and

	(c)	the principles (subject to paragraph 9) that:

		(i)	charges will not generally take into account system reinforcement carried out at more than one voltage level above the voltage of connection,

		(ii)	charges will not generally take into account the costs (including any capitalised charge) for maintenance, repair and replacement required of electric lines or electrical plant provided and installed for making a connection to the licensee’s distribution system,

		(iii)	the licensee may charge at the time of connection an amount for reinforcement of the licensee’s distribution system based on a proportionate share of the costs of such reinforcement, and

		(iv)	connection charges will not cover costs that are covered by use of system charges.

9.	Until 31 March 2005, paragraph 8(c) applies to the licensee as if, for the provisions set out therein, there were substituted the provisions set out in paragraph 5(c) of standard condition 4B of this licence in the form in which it was in force at 1 April 2004.

10.	Except with the consent of the Authority, before making a modification of the connection charging methodology the licensee shall:

	(a)	give the Authority a report which sets out:

(i) the terms proposed for the modification,

(ii) how the intended modification would better achieve the relevant objectives, and

(iii) a timetable for implementing the modification and the date with effect from which the modification (if made) is to take effect, being not earlier than the date on which the period referred to in paragraph 12 will expire; and

	(b)	where the Authority has directed that sub-paragraph (a) should not apply, comply with such other requirements (if any) as the Authority may specify in its direction.

11.	Subject to paragraph 12, where the licensee has complied with the requirements of paragraph 10, it shall, before making the modification:

	(a)	revise the statement (or the most recent revision thereof) issued under paragraph 4 so that the statement sets out the changed connection charging methodology and specifies the date from which it is to have effect; and

	(b)	give the Authority a copy of the revised statement.

12.	The licensee shall make the modification to the connection charging methodology unless, within 28 days of receiving the licensee’s report under paragraph 10, the Authority, having particular regard to the relevant objectives, has either:

	(a)	directed the licensee not to make the modification; or

	(b)	notified the licensee that it intends to consult and then within three months of that notification directed the licensee not to make the modification.

13.	The licensee shall give or send a copy of any statement under paragraph 4 or report under paragraph 10 to any person who requests it.

14.	The licensee may make a charge for any statement or report given or sent pursuant to paragraph 13 of an amount which does not exceed the amount specified in directions issued by the Authority for the purposes of this condition based on the Authority’s estimate of the licensee’s reasonable costs of providing the document.

15.	If so requested, and subject to paragraphs 17 and 18, the licensee shall, as soon as practicable and in any event within 28 days (or, where the Authority so approves, such longer period as the licensee may reasonably require having regard to the nature and complexity of the request) after the date referred to in paragraph 16, give or send to any person making such request a statement showing present and future circuit capacity, forecast power flows and loading on the part or parts of the licensee’s distribution system specified in the request and fault levels for each distribution node covered by the request, and containing:

	(a)	such further information as is reasonably necessary to enable such person to identify and evaluate the opportunities available when connecting to and making use of the part or parts of the licensee’s distribution system specified in the request; and

	(b)	if so requested, a commentary prepared by the licensee indicating its views on the suitability of the part or parts of the licensee’s distribution system specified in the request for new connections and the distribution of further quantities of electricity.

16.	For the purposes of paragraph 15, the date referred to is the later of:

	(a)	the date of receipt of the request referred to in paragraph 15; or

	(b)	the date on which the licensee receives agreement from the person making the request to pay the amount estimated by the licensee or (as the case may be) such other amount as is determined by the Authority under paragraph 17.

17.	The licensee may within ten days after receipt of the request provide an estimate of its reasonable costs in the preparation of any statement referred to in paragraph 15, and its obligation to provide such statement will be conditional on the requesting person agreeing to pay the amount estimated or such other amount as the Authority may, on the application of the licensee or the person requesting such statement, direct.

18.	The licensee shall include in every statement given or sent under paragraph 15 the information required by that paragraph, except that the licensee may:

	(a)	with the prior consent of the Authority omit from any such statement any details as to circuit capacity, power flows, loading or other information, the disclosure of which would, in the view of the Authority, seriously and prejudicially affect the commercial interests of the licensee or any third party; and

	(b)	omit information the disclosure of which would place the licensee in breach of standard condition 39 (Restriction on Use of Certain Information and Independence of the Distribution Business) (if applicable).

19.	Approvals by the Authority pursuant to paragraphs 1(a) and 6 may be granted subject to such conditions as the Authority considers appropriate, having regard, in particular, to:

	(a)	the need for any further action to be undertaken by the licensee to ensure that the connection charging methodology would facilitate the achievement of the relevant objectives; and

	(b)	the time by which such action must be completed.

20.	An approval granted under paragraph 19 will only be effective if the Authority has informed the licensee of its intention to impose such conditions in a notice which:

	(a)	sets out the nature and contents of the conditions; and

	(b)	specifies the period (not being less than 28 days from the date of the notice) within which representations with respect to the conditions may be made,

and has considered any representations or objections which have been duly made by the licensee and have not been withdrawn.

21.	Unless the Authority determines otherwise, the licensee shall not enter into an arrangement for providing a connection or a modification or retention of an existing connection unless the arrangement ensures that the connection charges in respect of that arrangement will comply with the statement referred to in paragraph 4 at the time at which the licensee offers to enter into the arrangement.

22.	Nothing in this condition affects the ability of the licensee to charge for the provisions of connections in accordance with the statement issued pursuant to paragraph 4.

23.	The provisions of this condition are wholly without prejudice to:

(a) the application of any charge restriction conditions (within the meaning given in paragraph 3 of special condition A (England and Wales) or paragraph 2 of special condition B (Scotland) of distribution licences as at 1 April 2004); or

(b) the application of any charging arrangements condition (within the meaning of standard condition BA1 (Charging Arrangements) of the distribution licence as modified from time to time).

24.	The Authority may (following consultation with the licensee and, where appropriate, with any other authorised electricity operator likely to be materially affected thereby) issue directions relieving the licensee of its obligations under paragraph 1 to such extent as may be specified in the directions.

Condition 4C. Non-Discrimination in the Provision of Use of System and Connection to the System

1.	In the carrying out of works for the purpose of connection to the licensee’s distribution system, or in providing for the modification or retention of an existing connection to its distribution system, the licensee shall not discriminate between any persons or class or classes of persons.

2.	In the provision of use of system, the licensee shall not discriminate between any persons or class or classes of persons.

3.	Without prejudice to paragraphs 1 and 2, and subject to the provisions of condition 4A (Charges for Use of System), the licensee shall not make charges for the provision of use of system to any person or class or classes of persons which differ from the charges for such provision to any other person or to any class or classes of persons, except insofar as such differences reasonably reflect differences in the costs associated with such provision.

4.	In setting its charges for connection or use of system, the licensee shall not restrict, distort, or prevent competition in the generation, transmission, distribution, or supply of electricity.

Condition 4D. Requirement to Offer Terms for Use of System and Connection

1.	On application made by any person, the licensee shall (subject to paragraph 4) offer to enter into an agreement for use of system:

	(a)	to accept into the licensee’s distribution system, at such entry point or points and in such quantities as may be specified in the application, electricity to be provided by or on behalf of such person; and/or

	(b)	to distribute such quantities of electricity as are referred to in sub-paragraph (a) (less any distribution losses) at such exit point or points on the licensee’s distribution system and to such person or persons as the applicant for use of system may specify.

2.	On application made by any person for a connection, the licensee shall offer terms for making the connection pursuant to sections 16 and 16A of the Act and in compliance with the provisions of this condition.

3.	Where the licensee makes an offer to enter into a connection agreement pursuant to section 22 of the Act, or replies to a request for a connection made to it under section 16A of the Act, the licensee shall, in making the offer or replying to the applicant, make detailed provision regarding:

	(a)	the carrying out of the works (if any) required to connect the licensee’s distribution system to any other system for the transmission or distribution of electricity, and for the obtaining of any consents necessary for such purpose;

	(b)	the carrying out of the works (if any) in connection with the extension or reinforcement of the licensee’s distribution system rendered (in the licensee’s discretion) appropriate or necessary by reason of making the connection or the modification of an existing connection, and for the obtaining of any consents necessary for such purpose;

	(c)	(save to the extent that such matters are included in any agreement offered in accordance with standard condition 36B – Requirement to Offer Terms for the Provision of Distributor Metering and Data Services), the installation of appropriate meters (if any) required to enable the licensee to measure electricity being accepted into the licensee’s distribution system at the specified entry point or points or leaving such system at the specified exit point or points;

	(d)	the installation of such switchgear or other apparatus (if any) as may be required for the interruption of supply where the person seeking connection or the modification of an existing connection does not require the provision of top-up or standby; and

	(e)	(save to the extent that such matters are included in any agreement offered in accordance with standard condition 36B – Requirement to Offer Terms for the Provision of Distributor Metering and Data Services), the installation of special metering, telemetry, or data processing equipment (if any) for the purpose of enabling any party to the Balancing and Settlement Code and/or the Settlement Agreement for Scotland to comply with its obligations thereunder in respect of metering or the performance by the licensee of any service in relation to such metering.

4.	In making an offer pursuant to this condition to enter into any connection agreement, or in replying to a request for connection under section 16A of the Act, the licensee shall set out:

	(a)	the date by which, in the case of an agreement under paragraph 2, any works required to permit access to the licensee’s distribution system (including for this purpose any works to reinforce or extend the licensee’s distribution system) shall be completed, time being of the essence unless, in the case of connection agreements only, otherwise agreed between the parties;

	(b)	the charges to be paid in respect of the services required, which are (unless manifestly inappropriate):

(i) to be set in compliance with the requirements of standard condition 4B (Connection Charging Methodology), and

		(ii)	to be presented in such a way as to be referable to the statement prepared in accordance with paragraph 4 of standard condition 4B (Connection Charging Methodology) or any revision thereof; and

	(c)	such other detailed terms in respect of each of the services required as are or may be appropriate for the purpose of the agreement.

5.	The licensee shall offer terms for agreements in accordance with paragraphs 1, 2, and 4 as soon as is practicable and (save where the Authority consents to a longer period) in any event not more than the period specified in paragraph 6 after receipt by the licensee (or its agent) from any person of an application containing all such information as the licensee may reasonably require for the purpose of formulating the terms of the offer.

6.	For the purposes of paragraph 5, the period specified is:

	(a)	in the case of persons seeking the provision of use of system only, 28 days;

	(b)	in the case of persons seeking connection or the modification of an existing connection, three months; and

	(c)	in the case of persons seeking use of system in conjunction with connection or the modification of an existing connection, three months.

7.	The licensee is not obliged pursuant to this condition to offer to enter or to enter into any agreement under paragraphs 1, 2, and 4:

	(a)	if to do so would be likely to involve the licensee being:

		(i)	in breach of its duties under section 9 of the Act,

		(ii)	in breach of any regulations made under section 29 of the Act or of any other enactment relating to safety or standards applicable in respect of the distribution business,

		(iii)	in breach of the Grid Codes or the licensee’s Distribution Code, or

		(iv)	in breach of the conditions; or

	(b)	if the person making the application does not undertake to be bound, insofar as applicable, by the terms of the licensee’s Distribution Code or the applicable Grid Code from time to time in force; or

	(c)	if to do so would be likely to involve the licensee doing something which, without the consent of another person, would require the exercise of a power conferred by any provision of Schedules 3 or 4 to the Act, and the licence does not provide for that provision to have effect in relation to the licensee, and any necessary consent has not, at the time that the request is made, been given.

8.	The licensee shall, within 28 days following receipt of a request from any person, give or send to him such information in the possession of the licensee as may be reasonably required by such person for the purpose of completing an application under the Application Regulations or any such provisions to like effect contained in any further regulations then in force made pursuant to sections 6(3), 60, and 64(1) of the Act.

Condition 4E. Functions of the Authority

1.	If, after a period which appears to the Authority to be reasonable for the purpose, the licensee has failed to enter into an agreement with any person entitled or claiming to be entitled thereto pursuant to a request under standard condition 4D (Requirement to Offer Terms for Use of System and Connection), the Authority may, on the application of such person or the licensee, settle any terms of the agreement in dispute between the licensee and that person in such manner as appears to the Authority to be reasonable, having (insofar as is relevant) regard in particular to the following considerations:

	(a)	that such a person should pay to the licensee:

(i) in the case of provision of use of system, the use of system charges determined in accordance with standard condition 4A (Charges for Use of System), and

(ii) in the case of provision of a connection, connection charges determined in accordance with standard condition 4B (Connection Charging Methodology).

	(b)	that the performance by the licensee of its obligations under the agreement should not cause it to be in breach of those provisions referred to at paragraph 7 of standard condition 4D (Requirement to Offer Terms for Use of System and Connection);

	(c)	that any methods by which the licensee’s distribution system is connected to any other system for the transmission or distribution of electricity accord (insofar as applicable to the licensee) with the applicable Distribution Codes and Grid Codes; and

	(d)	that the terms and conditions of the agreement so settled by the Authority and of any other agreements entered into by the licensee pursuant to a request under standard condition 4D (Requirement to Offer Terms for Use of System and Connection) should be in as similar a form as is practicable.

2.	Insofar as any person entitled or claiming to be entitled to an offer under standard condition 4D (Requirement to Offer Terms for Use of System and Connection) wishes to proceed on the basis of an agreement as settled by the Authority pursuant to paragraph 1, the licensee shall forthwith enter into and implement such agreement in accordance with its terms.

3.	If either party to such agreement proposes to vary the contractual terms of any agreement for use of system, or for the provision of a connection or the modification of an existing connection to the licensee’s distribution system, entered into pursuant to standard condition 4D (Requirement to Offer Terms for Use of System and Connection) or under this condition, in any manner provided for under such agreement, the Authority may, at the request of that party, settle any dispute relating to such variation in such manner as appears to the Authority to be reasonable.

4.	If the licensee and an authorised electricity operator or other person who is party to a relevant agreement are in dispute as to whether:

	(a)	use of system charges made, or to be made, comply with the statement of use of system charges under paragraph 1 of standard condition 4A (Charges for Use of System) which applied or applies in relation to the period in respect of which the dispute arises; or

	(b)	use of system charges made, or to be made, comply with the statement of the use of system charging methodology under paragraph 1(a) of standard condition 4 (Use of System Charging Methodology) which applied or applies in relation to the period in respect of which the dispute arises; or

	(c)	connection charges made, or to be made, comply with the statement of the connection charging methodology under paragraph 4 of standard condition 4B (Connection Charging Methodology) which applied or applies in relation to the period in respect of which the dispute arises, such dispute may be referred to the Authority for it to determine whether, in the case of sub-paragraph (a), the charges made, or to be made, complied with the relevant statement under standard condition 4A (Charges for Use of System), or whether, in the case of sub-paragraphs (b) and (c), the charges complied with the relevant methodology.